Exhibit 99.3

The unaudited pro forma condensed consolidated financial statements are based on the historical financial statements of Katy Industries, Inc. (the “Company”) and Fort Wayne Holdings, Inc. (“FTW”) after giving effect to the cash paid by the Company to consummate the FTW acquisition, as well as certain pro forma adjustments.

The unaudited pro forma condensed consolidated balance sheet data assumes that the acquisition of FTW occurred on September 27, 2013. The pro forma condensed consolidated balance sheet combines the historical balances of the Company as of September 27, 2013 with the historical balances of FTW as of September 30, 2013, plus pro forma adjustments.

The unaudited pro forma condensed consolidated statements of operations assumes that the acquisition of FTW occurred on January 1, 2012. As the Company has a fiscal year ending on December 31 and FTW had a fiscal year ending on December 31, the pro forma condensed consolidated financial statements include a pro forma statement of operations combining the historical results of the Company for the year ended December 31, 2012 with the historical results of FTW for the year ended December 31, 2012, plus pro forma adjustments.  In addition, they include a pro forma statement of operations combining the historical results of the Company for the nine months ended September 27, 2013 with the historical results of FTW for the nine months ended September 30, 2013, plus pro forma adjustments.

The unaudited pro forma condensed consolidated financial statements assume that the acquisition is accounted for in accordance with generally accepted accounting principles for business combinations and represents the current pro forma information based upon available information of the combining companies' results of operations during the periods presented.

The unaudited pro forma condensed consolidated financial statements are presented for illustrative purposes only and do not purport to be indicative of the results of operations or financial position for future periods or the results that actually would have been realized had the acquisition described above been consummated as of September 27, 2013 or January 1, 2012.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 27, 2013
 (Amounts in Thousands)
(Unaudited)

ASSETS

	Historical	Historical	Pro Forma		Pro Forma
	KATY	FTW	Adjustments		Combined
			(Note 2)
CURRENT ASSETS:

Cash	$1,062	$2,445	$(2,445)	A	$1,062
Accounts receivable, net	8,666	2,238	-		10,904
Inventories, net	11,385	1,668	171	B	13,224
Other current assets	681	209	(56)	C	834
Assets held for sale	74	-	-		74

Total current assets	21,868	6,560	(2,330)		26,098

Goodwill	-	-	2,788	F,N	2,788
Tradenames	-	-	306	E	306
Customer relationships	-	-	3,760	E	3,760
Other assets	1,617	447	226	D,G	2,290

Total other assets	1,617	447	7,080		9,144

PROPERTY AND EQUIPMENT
Land and improvements	251	285	-		536
Buildings and improvements	3,084	3,151	2,150	I	8,385
Machinery and equipment	52,145	9,677	5	I	61,827

	55,480	13,113	2,155		70,748
Less - Accumulated depreciation	(48,210)	(10,838)	(81)	K	(59,129)

Property and equipment, net	7,270	2,275	2,074		11,619

Total assets	$30,755	$9,282	$6,824		$46,861

See accompanying notes to unaudited proforma condensed consolidated financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
SEPTEMBER 27, 2013
 (Amounts in Thousands)
(Unaudited)

LIABILITIES AND STOCKHOLDERS’ EQUITY

	Historical	Historical	Pro Forma		Pro Forma
	KATY	FTW	Adjustments		Combined
			(Note 2)
CURRENT LIABILITIES:
Accounts payable	$6,710	$1,792	$-		$8,502
Book overdraft	190	-	-		190
Accrued compensation	1,277	-	-		1,277
Accrued expenses	8,221	310	-		8,531
Payable to related party	2,625	-	-		2,625
Deferred revenue	186	-	-		186
Current maturities of long-term debt	-	134	(134)	G	-
Revolving credit agreement	8,710	-	11,564	G	20,274

Total current liabilities	27,919	2,236	11,430		41,585

DEFERRED REVENUE	356	-	-		356

OTHER LIABILITIES:
Long-term debt, less current maturities	-	676	(676)	G	-
Deferred tax liability	-	-	122	N	122
Other Liabilities	5,602	-	-		5,602

Total noncurrent liabilities	5,602	676	(554)		5,724

Total liabilities	33,877	2,912	10,876		47,665

STOCKHOLDERS’ EQUITY
Preferred stock	108,256	-	-		108,256
Common stock	9,822	-	-		9,822
Additional paid-in capital	27,110	7,282	(7,282)	H	27,110
Accumulated other comprehensive loss	(2,473)	-	-		(2,473)
Accumulated deficit	(124,400)	(813)	3,131	H,N	(122,082)
Treasury stock	(21,437)	(99)	99	H	(21,437)

Total stockholders' equity	(3,122)	6,370	(4,052)		(804)

Total liabilities and stockholders' equity	$30,755	$9,282	$6,824		$46,861

See accompanying notes to unaudited proforma condensed consolidated financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE NINE MONTHS ENDED SEPTEMBER 27, 2013
(Amounts in Thousands)
(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	KATY	FTW	Adjustments		Combined
			(Note 2)

Net sales	$59,817	$13,075	$-		$72,892
Cost of goods sold	50,364	11,003	81	K	61,448
Gross profit	9,453	2,072	(81)		11,444
Selling, general and administrative expenses	9,236	939	141	J	10,316
Severance, restructuring and related charges	321	-	-		321
Loss on disposal of assets	230	-	-		230
Operating (loss) income	(334)	1,133	(222)		577
Interest expense	(678)	(27)	(403)	L	(1,108)
Other, net	137	-	-		137

(Loss) income from continuing operations before income tax expense	(875)	1,106	(625)		(394)
Income tax (benefit) expense from continuing operations	(17)	(440)	440	M	(17)

(Loss) income from continuing operations	(892)	666	(185)		(411)
Income from operations of discontinued businesses (net of tax)	373	-	-		373

Net (loss) Income	$(519)	$666	$(185)		$(38)

Loss (income) per share of common stock - Basic and Diluted:	$(0.07)				$(0.00)

Weighted average common shares outstanding:
Basic and diluted	7,951				7,951

See accompanying notes to unaudited proforma condensed consolidated financial statements.

KATY INDUSTRIES, INC. AND SUBSIDIARIES
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2012
(Amounts in Thousands)
(Unaudited)

	Historical	Historical	Pro Forma		Pro Forma
	KATY	FTW	Adjustments		Combined
			(Note 2)

Net sales	$80,315	$17,115	$-		$97,430
Cost of goods sold	68,060	14,164	108	K	82,332
Gross profit	12,255	2,951	(108)		15,098
Selling, general and administrative expenses	15,224	991	188	J	16,403
Impairment of long-lived assets	1,934	-	-		1,934
Operating (loss) income	(4,903)	1,960	(296)		(3,239)
Interest expense	(730)	(108)	(465)	L	(1,303)
Other, net	279	-	-		279

(Loss) income from continuing operations before income tax expense	(5,354)	1,852	(761)		(4,263)
Income tax (benefit) expense from continuing operations	(19)	906	(996)	M	(109)

(Loss) income from continuing operations	(5,373)	2,758	(1,757)		(4,372)
Loss from operations of discontinued businesses (net of tax)	(9,453)	-	-		(9,453)
Loss on sale of discontinued business (net of tax)	(280)	-	-		(280)

Net (loss) income	$(15,106)	$2,758	$(1,757)		$(14,105)

(Loss) income per share of common stock - Basic and Diluted:	$(1.90)				$(1.77)

Weighted average common shares outstanding:
Basic and diluted	7,951				7,951

See accompanying notes to unaudited proforma condensed consolidated financial statements.

NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(Unaudited)

Note 1.  Purchase Price Allocation

The purchase price was $11.5 million in cash, subject to certain pre-closing and post-closing purchase price adjustments described in the Stock Purchase Agreement dated January 24, 2014 (the “Purchase Agreement”) by and between Continental Commercial Products, LLC, a wholly-owned subsidiary of the Company, FTW, the shareholders of FTW, and Fort Wayne Plastics, Inc. a wholly-owned subsidiary of FTW. The purchase price was funded primarily by monies borrowed under a new credit agreement.

The purchase price was allocated to FTW tangible and intangible assets acquired and liabilities assumed, based on their estimated fair values as of the acquisition date. The excess of the purchase price over the net tangible and identifiable intangible assets will be recorded as goodwill. The purchase price was allocated as follows:

(Amounts in thousands)

Current assets	$3,076
Property and equipment	4,349
Intangible assets	4,066
Goodwill	2,788
Total Assets Acquried	14,279

Deferred tax liabilities	(2,440)
Total liabilities assumed	(833)
Net assets acquired	$11,006

Cash and other net tangible assets/liabilities: Cash and other net tangible assets and liabilities were recorded at their respective carrying amounts for the purpose of these unaudited pro forma condensed consolidated statements. It was assumed that these carrying values approximate their fair values.

Property and equipment: Property and equipment were recorded based on independent third party appraisals.

Goodwill: Goodwill represents the excess of the purchase price over the estimated fair value of tangible and identifiable intangible net assets acquired.

Identifiable intangible assets: Identifiable intangible assets acquired include customer relationships and tradenames.

Note 2.  Pro Forma Adjustments

The following adjustments have been reflected in the unaudited pro forma condensed consolidated financial statements (amounts in thousands):

A.	Represents the elimination of FTW's existing cash balances which were withdrawn by former ownership prior to closing.
B.	To record step-up in finished goods inventory to reflect estimated fair value at the assumed transaction date.
C.	To eliminate FTW's prepaid balances related to the transaction and current deferred tax assets.

D.	To eliminate FTW's historical debt issuance costs and long-term deferred tax assets.
E.	To record the preliminary valuation of identifiable intangible assets related to the acquisition of FTW.

		Estimated Useful Life
Acquired customer-based intangible assets	$3,760	20 years
Acquired tradenames	306	*
Total	$4,066

* Acquired tradenames are assumed to have an indefinite life.

F.	To record the valuation of goodwill related to the acquisition of FTW.
G.	To record debt acquisition costs of approximately $672, to record the acquisition of debt related to the transaction of $11,006 and eliminate FTW’s historical debt of $810 that was liquidated at closing.
H.	To eliminate FTW's historical equity balances.
I.	To record step-up in building and equipment to reflect estimated fair value at the assumed transaction date.
J.	To record the estimated amortization expense related to the identifiable intangible assets recognized upon the acquisition of FTW.

	Year Ended 12/31/2012	Nine Months Ended 9/27/2013
Estimated amortization on acquired intangible assets	$188	$141

K.	To record the estimated depreciation expense related to the step-up in building and equipment recognized upon the acquisition of FTW.
L.	To record estimated interest expense from debt issued and the amortization of debt acquisition costs. These amounts were estimated using the interest rates in effect at the inception of the loans.
M.	To record the estimated income tax effect of the acquisition had FTW and the Company filed a consolidated return.
N.	To record the deferred tax liability related to the acquisition of FTW and corresponding decrease in the reserve allowance against the Company’s deferred tax assets.